INSO Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet and
Statements of Operations


Background Information

On October 29, 1999, INSO Corporation ("INSO" or "the
Company") sold its DynaText/DynaWeb stand-alone technical document publishing component of its Product Data Management Division, along with its ViewPort browser technology assets for $14,750,000. The purchase was in the form of a stock purchase by Enigma Information System Ltd. and its subsidiary, Enigma Information USA, Inc., (collectively "Enigma") of all of the outstanding stock of INSO Providence Corporation and ViewPort Development AB of Stockholm, Sweden. The purchase price was paid $9,000,000 in cash and $5,750,000 in the form of a promissory note, due and payable by April 30, 2000. The promissory note bears interest as follows: (i) if the promissory note is paid by December 15, 1999, no interest shall be due or payable, (ii) if the promissory note is paid after December 15, 1999 but prior to January 31, 2000, interest is at a rate of 6.5% per annum accrued from October 29, 1999 until the date on which the final payment is paid, and (iii) if the promissory note is paid after January 31, 2000, interest at a rate of 6.5% per annum accrued from October 29, 1999 through and until January 31, 2000 and 13.0% per annum accrued from February 1, 2000 through and until the date on which the final payment is paid. The promissory note is secured by a Stock Pledge Agreement of the stock of INSO Providence Corporation. The final payment of the note is subject to final closing adjustments allowed under the original agreement with Enigma. In connection with the disposition, INSO will retain the accounts receivable directly associated with the DynaText/DynaWeb and ViewPort browser technologies.

Basis of Accompanying Unaudited Pro Forma Condensed Consolidated
Financial Statements

The unaudited pro forma financial information set forth below includes an Unaudited Pro Forma Condensed Consolidated Balance Sheet at July 31, 1999 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended July 31, 1999 and the twelve months ended December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the sale of the DynaText/DynaWeb and ViewPort browser technologies to Enigma occurred on July 31, 1999. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended July 31, 1999 and the twelve months ended December 31, 1998 gives effect to the disposition as if it had taken place on February 1, 1999 and January 1, 1998, respectively. The historical results as of and for the six months ended July 31, 1999 are derived from the Company's unaudited condensed consolidated financial statements included in its Form 10-Q, and the historical operating results for the year ended December 31, 1998 are derived from the Company's Annual Report on Form 10-K. In November 1998, the Board of Directors approved a change in the Company's fiscal year to February 1 through January 31, effective for the twelve-month period ending January 31, 2000. Through December 31, 1998, the Company reported results on a calendar year basis. Additionally, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999 filed with the Securities and Exchange Commission for the unaudited condensed consolidated balance sheet, statement of operations and cash flows as of and for the one-month period ended January 31, 1999.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes the estimated gain resulting from the disposition of the DynaText/DynaWeb and ViewPort browser technologies. However, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect the gain from this sale, or other non-recurring charges that may result from the transaction.

Management believes that the assumptions used in preparing these unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the sale. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results which actually would have been obtained if the sale had been effected on the date indicated or of those results which may be achieved in the future. The adjustments in the pro forma financial information are based on available information and on certain assumptions which management believes are reasonable. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Inso Corporation Annual Report on Form 10-K for the year ended December 31, 1998 and Company's unaudited condensed consolidated financial statements included in its Form 10-Q for the six months ended July 31, 1999 filed with the Securities and Exchange Commission.


INSO Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet and
Statements of Operations


Pro Forma Adjustments

A summary of the Pro Forma Adjustments is set forth as follows:

(a) To record cash proceeds of $9,000,000 and note receivable of $5,750,000 received by the Company from Enigma as a result of the sale.

(b) To record reduction of note receivable due to net worth deficiency as defined in the original purchase and sale agreement computed as of July 31, 1999.

(c) To record the disposition of assets and liabilities pertaining to the DynaText/DynaWeb and ViewPort browser technologies.

(d)  To record the estimated gain on sale.

(e) To record the Company's preliminary estimate of the costs of disposal.

(f) To adjust for the net revenue and direct expenses of the DynaText/DynaWeb and ViewPort browser technologies which were sold.

(g) To adjust for in-process research and development purchased with the ViewPort browser technology in March 1998 which was disposed as part of the sale.

(h) To adjust for the restructuring expenses recorded by the Company for the quarter ended July 31, 1999 relating to DynaText/DynaWeb and ViewPort browser technologies, which were disposed as part of the sale.




            INSO CORPORATION
    Unaudited Pro Forma Condensed Consolidated Balance Sheet
         (Amounts in Thousands)


                               INSO
                               Historical     Pro Forma       INSO
                               July 31, 1999  Adjustments     Pro Forma
                               -------------  -----------     ---------
ASSETS

Current assets:
  Cash and cash equivalents     $7,723        $9,000       a   $16,723
  Marketable securities        $16,379                          16,379
  Restricted marketable
     securities                 $6,526                           6,526
  Accounts receivable, net      23,120                          23,120
  Note Receivable                             5,750        a     5,170
                                               (580)       b
  Prepaid expenses and other
     current assets              3,317         (219)       c     3,098
                                 -----        ------             -----
Total current assets            57,065       13,951             71,016

   Property and equipment, net   7,292         (22)        c     7,270
   Product development
      costs, net                19,228        (472)        c    18,756
   Excess of costs over net
      assets acquired, net      14,351         (63)        c    14,288
   Other intangible assets, net  9,391          (7)        c     9,384
   Long-term accounts
      receivable, net            1,969        (321)        c     1,648
   Licensed technology and
      advances, net              4,556         (16)        c     4,540
                                ------        -----           --------

   TOTAL ASSETS               $113,852       $13,050          $126,902
                               -------        ------           -------
                               -------        ------           -------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
       liabilities            $18,711          $459        e   $19,057
                                               (113)       c
   Accrued salaries, commissions,
       and bonuses              8,463           472        e     8,631
                                               (304)       c
   Acquisition related
       liabilities              2,637                            2,637
   Unearned revenue            15,394         (2,156)      c    13,238
   Royalties payable              685             (3)      c       682
   Capital leases,
        current portion           830                              830
                               ------          ------             ----
    Total current liabilities  46,720         (1,645)           45,075

   Commitments and contingencies
   Unearned revenue, non-current
        portion                 1,266                            1,266
   Capital leases, non-current
        portion                    26                               26

   Total stockholders' equity  65,840        14,695        d    80,535
                               ------        ------             ------
   TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY   $113,852       $13,050           $126,902
                              -------        ------            -------
                              -------        ------            -------




               INSO CORPORATION
  Unaudited Pro Forma Condensed Consolidated Statement of Operations (Amounts in Thousands except Per Share Amounts)

                            INSO
                            Historical
                            for the
                            Year Ended          Pro Forma     INSO
                            December 31, 1998   Adjustments   Pro Forma
                            -----------------   -----------   ---------
Net revenues                $60,094             ($11,047)  f    $49,047
Cost of revenues             12,650               (3,847)  f      8,803
                             ------               -------        ------
    Gross profit             47,444               (7,200)        40,244

Operating expenses:
    Sales and marketing      27,463              (5,017)   f     22,446
    Product development      19,529              (5,347)   f     14,182
    General and
      administrative         15,586                (160)   f     15,426
    Amortization of
      intangible assets       1,541                (217)   f      1,324
    Purchased in-process research
      and development        21,900                (600)   g     21,300
                             ------               ------         ------
Total operating expenses     86,019             (11,341)         74,678
                             ------              ------          ------
Operating income (loss)     (38,575)              4,141         (34,434)

Net investment income         4,682                               4,682
Gain on sale of linguistic
 software net assets         13,289                              13,289
                             ------              ------          ------
Income (loss) before provision
 for income taxes           (20,604)              4,141         (16,463)

Income tax expense
 (benefit)                   (1,035)                             (1,035)
                             ------              ------          -------
Net (loss) income          ($19,569)             $4,141         ($15,428)
                             ------              ------           ------
                             ------              ------           ------
Loss (earnings) per
  common share               ($1.30)                              ($1.02)
                             ------                               ------
                             ------                               ------

Shares utilized in calculation
  of loss per common shares  15,062                               15,062

Loss (earnings) per common
  share - assuming dilution  ($1.30)                              ($1.02)
                             ------                                ------
                             ------                                ------

Shares utilized in calculation
  of loss per common share-
  assuming dilution         15,062                                15,062




               INSO CORPORATION
  Unaudited Pro Forma Condensed Consolidated Statement of Operations (Amounts in Thousands except Per Share Amounts)



                                 INSO
                                 Historical
                                 for the
                                 Six Months
                                 Ended            Pro Forma       INSO
                                 July 31, 1999    Adjustments     Pro Forma
                                 -------------    -----------     ---------
Net revenues                     $30,861          ($3,985) f      $26,876
Cost of revenues                  12,382           (1,192) f       11,190
                                  ------            -----          ------
    Gross profit                  18,479           (2,793)         15,686

Operating expenses:
  Sales and marketing             15,553          (1,424)  f       14,129
  Product development             14,994          (2,294)  f       12,700
  General and administrative      11,392             (44)  f       11,348
  Amortization of intangible
    assets                         2,490            (109)  f        2,381
  Restructuring expenses           6,715          (1,676)  h        5,039
  Special charges                  3,437                            3,437
                                  ------           ------           -----
Total operating expenses          54,581          (5,547)          49,034
                                  ------           -----           ------
Operating income (loss)          (36,102)          2,754          (33,348)

Net investment income                986                              986
Write-down of investment
  in Information Please LLC       (2,655)                          (2,655)

Income (loss) before provision
   for income taxes               -------          -----           ------
                                 (37,771)          2,754          (35,017)

Income tax expense (benefit)          77               0               77
                                  ------           -----           ------
Net (loss) income               ($37,848)         $2,754         ($35,094)
                                  ------           -----           -------
                                  ------           -----           -------
Loss (earnings) per common share  ($2.43)                         ($2.26)
                                  ------                           -------
                                  ------                           -------
Shares utilized in calculation
  of loss per common share        15,549                          15,549

Loss (earnings) per common share-
  assuming dilution               ($2.43)                         ($2.26)
                                   -----                           ------
                                   -----                           ------
Shares utilized in calculation of
  loss per common share-
  assuming dilution               15,549                          15,549


